CERTIFICATION PURSUANT TO
                  18 USC, SECTION 1350, AS ADOPTED PURSUANT TO
             SECTIONS 302 AND 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Registration Statement of Tagalder (2000) Inc. (the "Company") on Form 20-F, (the "Report"), as filed with the Securities and Exchange Commission on or about the date hereof, I, Edward Hok-Sin Chan, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to Sec.302 and promulgated as 18 USC 1350 pursuant to Sec.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report referenced above has been read and reviewed by the undersigned.

2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

3. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

4. Based upon my knowledge, the Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

5. Based upon my knowledge, the financial statements, and other such financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

6. I acknowledge that the Chief Executive Officer and Chief Financial Officer are responsible for establishing and maintaining a system of internal accounting control, subject to the approval and supervision of the Audit Committee and Board of Directors. The Company's system of internal accounting controls is designed to assure, among other items, that material information relating to the Company and its consolidated subsidiaries is made known on a timely basis to the Chief Executive Officer and the Chief Financial Officer.

7. I have evaluated the effectiveness of the Company's internal controls as of August 27, 2002, and have concluded that such controls are operating, as of such date, in a manner reasonably required to enable management to receive all material information necessary to produce financial statements that present fairly the financial condition, results of operations, and cash flows of the Company for the respective periods presented in its periodic reports filed with the Securities and Exchange Commission. I have not identified, as of the date of my evaluation, any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls to disclose to the Company's Audit Committee or independent auditors.

8. I have not identified any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's system of internal controls to disclose to the Company's Audit Committee or independent auditors.

9. There have been no significant changes in the Company's system of internal accounting controls or in the other factors that could significantly affect the Company's system of accounting controls from August 27, 2002 to the date the Report is filed with the Securities and Exchange Commission.


/s/ Edward Hok-Sin Chan
------------------------------------
Edward Hok-Sin Chan
Chief Financial Officer
Dated:  August 29, 2002